[GRAPHIC OMITTED][GRAPHIC OMITTED]



FOR IMMEDIATE RELEASE

For more information, contact:
                                                                  James J. Burke
                                                   Standard Motor Products, Inc.
                                                                  (718) 392-0200

                                                                    Jennifer Tio
                                                Maximum Marketing Services, Inc.

                                                            (312) 226-4111 x2449
                                                   Jennifer.tio@maxmarketing.com


                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES
              SECOND QUARTER 2007 RESULTS AND A QUARTERLY DIVIDEND

New York, NY, August 6, 2007......Standard Motor Products, Inc. (NYSE: SMP), an
automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and six months ended June 30, 2007.

Consolidated net sales for the second quarter of 2007 were $217 million, compared to consolidated net sales of $229.2 million during the comparable quarter in 2006. The shortfall was primarily in Temperature Control. Earnings from continuing operations for the second quarter of 2007 were $5.7 million or 30 cents per diluted share, compared to $5.5 million or 30 cents per diluted share in the second quarter of 2006.

Consolidated net sales for the six month period ended June 30, 2007 were $416.8 million, compared to consolidated net sales of $439.3 million during the comparable period in 2006. Earnings from continuing operations for the six month period ended June 30, 2007 were $8.6 million or 46 cents per diluted share, compared to $8.1 million or 44 cents per diluted share in the comparable period of 2006.


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                37-18 Northern Blvd., Long Island City, NY 11101
                                 (718) 392-0200
                                 www.smpcorp.com
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Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products'
Chairman and Chief Executive Officer, stated, "Engine Management, our largest division, had a satisfactory quarter. Sales rebounded from a decline in the first quarter, and were essentially flat in the second quarter. Gross margin continues to improve quarter by quarter. We reached 26.9% in the second quarter, compared to 26.3% in the first quarter, and 24.6% for the full year 2006.

We continue to solicit new business from original equipment (OE) and original equipment service providers (OES). In the last three months, we have been awarded incremental OE and OES business, which will amount to approximately $10 million annualized and will begin in 2008.

"Temperature Control, on the other hand, had a difficult quarter. Sales were down $8.7 million or 12% for the quarter, reflecting a 6% decrease for the six months 2007 compared to 2006. The primary reason was exceptionally cool and damp weather in the center of the country, our largest air conditioning market, and this weather pattern has continued through July. We have also experienced some sales erosion to low priced imports from China. We are in the process of relocating our compressor remanufacturing operations from Grapevine, Texas to Reynosa, Mexico, and we believe this will enable us to compete aggressively with Chinese imports in the future.

"Europe continues to improve. Sales showed a decline, but that is the result of exiting the air conditioning business at the end of 2006. For the first half 2007, gross margin and operating profit are ahead of 2006, and we look for continued improvements going forward.

"Finally, we are pleased to announce that, on July 31, we concluded the sale of our Ft. Worth, Texas facility for $4.5 million, with a pre-tax gain of $0.8 million which will be accounted for in the third quarter. The remaining operations in that location will be transferred to Mexico, outsourced to low cost markets, or relocated to other Four Seasons locations. The proceeds will be used to reduce our bank revolver debt."

The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on September 4, 2007 to stockholders of record on August 15, 2007.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Monday, August 6, 2007. The dial in number is 800-909-5202 (domestic) or 785-830-7975 (international). The playback number is 800-934-8028 (domestic) or 402-220-6989 (international). The conference ID # is STANDARD.




UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE ARE THOSE DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD-LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.


                                       ###


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




               STANDARD MOTOR PRODUCTS, INC.
           Consolidated Statements of Operations


(Dollars in thousands, except per share amounts)


                                                    THREE MONTHS ENDED        SIX MONTHS ENDED
                                                           JUNE 30,                JUNE 30,
                                                     2007          2006        2007         2006
                                                   ---------    ---------    ---------    ---------

NET SALES                                          $ 216,950    $ 229,174    $ 416,765    $ 439,250

COST OF SALES                                        160,261      172,468      308,201      329,313
                                                   ---------    ---------    ---------    ---------

GROSS PROFIT                                          56,689       56,706      108,564      109,937

SELLING, GENERAL & ADMINISTRATIVE EXPENSES            43,324       42,995       86,055       86,783
INTEGRATION EXPENSES                                     559          143        1,237          230
                                                   ---------    ---------    ---------    ---------

OPERATING INCOME                                      12,806       13,568       21,272       22,924

OTHER INCOME, NET                                        779          810        1,046        1,160

INTEREST EXPENSE                                       4,795        5,255        9,336        9,708
                                                   ---------    ---------    ---------    ---------

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES       8,790        9,123       12,982       14,376

INCOME TAX EXPENSE                                     3,134        3,668        4,390        6,323
                                                   ---------    ---------    ---------    ---------

EARNINGS FROM CONTINUING OPERATIONS                    5,656        5,455        8,592        8,053

DISCONTINUED OPERATION, NET OF TAX                      (279)        (289)        (628)      (1,053)
                                                   ---------    ---------    ---------    ---------

NET EARNINGS                                       $   5,377    $   5,166    $   7,964    $   7,000
                                                   =========    =========    =========    =========






NET EARNINGS PER COMMON SHARE:

   BASIC EARNINGS FROM CONTINUING OPERATIONS            $      0.30    $      0.30    $      0.46    $      0.44
   DISCONTINUED OPERATION                                     (0.01)         (0.02)   $     (0.03)         (0.06)
                                                        -----------    -----------    -----------    -----------
   NET EARNINGS PER COMMON SHARE - BASIC                $      0.29    $      0.28    $      0.43    $      0.38
                                                        ===========    ===========    ===========    ===========


   DILUTED EARNINGS FROM CONTINUING OPERATIONS          $      0.30    $      0.30    $      0.46    $      0.44
   DISCONTINUED OPERATION                                     (0.02)         (0.02)         (0.04)         (0.06)
                                                        -----------    -----------    -----------    -----------
   NET EARNINGS PER COMMON SHARE - DILUTED              $      0.28    $      0.28    $      0.42    $      0.38
                                                        ===========    ===========    ===========    ===========


WEIGHTED AVERAGE NUMBER OF COMMON SHARES                 18,781,388     18,297,155     18,617,453     18,245,253
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES    18,940,962     18,327,895     18,774,430     18,260,708
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                   STANDARD MOTOR PRODUCTS
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                   (Dollars in thousands)

                           ASSETS

                                                          June 30,  December 31,
                                                            2007         2006
                                                          --------     --------

Cash                                                      $ 21,567      $ 22,348

Accounts receivable, gross                                 259,031       193,129
Allowance for doubtful accounts                             10,245         9,465
                                                          --------      --------
Accounts receivable, net                                   248,786       183,664

Inventories                                                243,773       233,970
Other current assets                                        27,783        21,856
                                                          --------      --------
Total current assets                                       541,909       461,838
                                                          --------      --------

Property, plant and equipment, net                          76,534        80,091
Goodwill and other intangibles                              55,227        56,289
Other assets                                                38,188        41,874
                                                          --------      --------
Total assets                                              $711,858      $640,092
                                                          ========      ========



LIABILITIES AND STOCKHOLDERS' EQUITY


Notes payable                                             $181,552      $139,799
Current portion of long term debt                              454           542
Accounts payable trade                                      65,112        53,783
Accrued customer returns                                    25,869        21,705
Restructuring accrual                                          666           703
Other current liabilities                                   64,692        61,993
                                                          --------      --------
Total current liabilities                                  338,345       278,525
                                                          --------      --------

Long-term debt                                              97,703        97,979
Accrued asbestos liability                                  20,290        20,828
Restructuring accrual                                          226           383
Postretirement & other liabilities                          53,276        51,678
                                                          --------      --------
Total liabilities                                          509,840       449,393
                                                          --------      --------

Total stockholders' equity                                 202,018       190,699

                                                          --------      --------
Total liabilities and stockholders' equity                $711,858      $640,092
                                                          ========      ========

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